Exhibit 99.2

MERIDIAN BIOSCIENCE, INC. AND SUBSIDIARIES

Introduction to Unaudited Pro Forma Combined Financial Statements

Year Ended September 30, 2015 and Six Months Ended March 31, 2016

(in thousands)

On March 24, 2016, Meridian Bioscience, Inc. (“Meridian”) acquired all of the outstanding capital stock of Magellan Biosciences, Inc., and its wholly-owned subsidiary Magellan Diagnostics, Inc. (collectively, “Magellan”), for $67,800, utilizing the proceeds from a new $60,000 five-year term loan and cash and equivalents on hand. An amount of the acquisition consideration totaling $2,198 remains payable to the sellers, pending the realization of tax benefits for certain net operating loss carryforwards in future tax returns.

As used herein, the terms “the Company,” “we” and “our” refer to Meridian Bioscience, Inc., and where applicable its consolidated subsidiaries. The Company and Magellan have different fiscal year ends. The financial periods presented in this Form 8-K/A are based on Meridian’s fiscal periods. For purposes of presenting these pro forma financial statements, we used the (i) financial statements for our fiscal year ended September 30, 2015, as filed with the Securities and Exchange Commission (“SEC”) in our most recent Annual Report on Form 10-K; and (ii) unaudited financial statements for the six months ended March 31, 2016, as filed with the SEC in our most recent Quarterly Report on Form 10-Q. Since Magellan’s December 31, 2015 fiscal year end falls within 93 days of our latest annual fiscal period as filed with the SEC, these pro forma financial statements have been prepared using Magellan’s (i) audited financial statements for the year ended December 31, 2015; and (ii) unaudited financial statements for the approximate six months ended March 23, 2016. Due to the immateriality of the amounts, revenues and expenses related to Magellan for the period owned by the Company (March 24 – March 31, 2016) have been excluded from the pro forma financial statements.

No pro forma balance sheet is included in this filing as the Company’s consolidated balance sheet as of March 31, 2016 presented in its Quarterly Report on Form 10-Q gives effect to the transaction.

The Unaudited Pro Forma Combined Statement of Operations for the year ended September 30, 2015 and the six months ended March 31, 2016 give effect to the Magellan acquisition as if it had been consummated on October 1, 2014 and includes historical data as reported by the separate companies. The historical information has been adjusted to give effect to events that are (i) directly attributable to the transaction; (ii) factually supportable; and (iii) expected to have a continuing impact on the combined results of the companies. The detailed assumptions used to prepare the pro forma financial information are contained in the notes to the Unaudited Pro Forma Combined Financial Statements (“Pro Forma Statements”).

The acquisition has been accounted for as a business combination (in accordance with ASC 805 Business Combinations) and, as such, Magellan’s assets acquired and liabilities assumed have been recorded at their respective fair values. The determination of fair value for the identifiable tangible and intangible assets acquired and liabilities assumed requires extensive use of accounting estimates and judgments. Significant estimates and assumptions include, but are not limited to, estimating future cash flows and determining the appropriate discount rate. The estimated fair values of the assets acquired and liabilities assumed on the Magellan acquisition date, which serve as the basis for adjustments made within the Pro Forma Statements, are preliminary and subject to change. Any changes to the final fair values are not expected to be material but no assurances can be made in this regard at this time.

The pro forma adjustments reflecting the consummation of the Magellan acquisition are based upon the acquisition method of accounting in accordance with U.S. generally accepted accounting principles and upon the assumptions set forth in the Notes included in this section. The Pro Forma Statements have been prepared based on available information, using estimates and assumptions that the Company’s management believes are reasonable. These estimates and assumptions are preliminary and have been made solely for the purpose of developing these Pro Forma Statements.

The Pro Forma Statements do not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the date specified and are not necessarily indicative of the results of operations that may be achieved in the future. The Pro Forma Statements do not reflect any adjustments for costs savings or operating synergies that we may realize as a result of the acquisition. The Pro Forma Statements include certain reclassifications to conform Magellan historical information to Meridian’s presentation.

The assumptions used and adjustments made in preparing the Pro Forma Statements are described in the Notes, which should be read in conjunction with the Pro Forma Statements. The Pro Forma Statements and related Notes contained herein should be read in conjunction with the Consolidated Financial Statements and related Notes included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and the Unaudited Condensed Consolidated Financial Statements and related Notes included in our most recently filed Quarterly Report on Form 10-Q for the period ended March 31, 2016.

MERIDIAN BIOSCIENCE, INC. AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended September 30, 2015

(in thousands, except per share data)

	Meridian Bioscience, Inc. Historical (1)	Magellan Biosciences, Inc. Reclassified Historical (2)	Pro Forma Adjustments (3)		Meridian Bioscience, Inc. Pro Forma Combined
NET REVENUES	$194,830	$16,155	$—		$210,985
COST OF SALES	72,948	6,641	154	(a)	79,743

GROSS PROFIT	121,882	9,514	(154)		131,242

OPERATING EXPENSES
Research and development	12,605	1,326	—		13,931
Selling and marketing	25,601	2,885	—		28,486
General and administrative	27,616	2,458	3,018	(b)	33,092
Acquisition-related costs	—	54	199	(c)	253

Total operating expenses	65,822	6,723	3,217		75,762

OPERATING INCOME	56,060	2,791	(3,371)		55,480
OTHER INCOME (EXPENSE)
Interest income	23	—	—		23
Interest expense	—	—	(1,692	)(d)	(1,692)
Other, net	(1,020)	91	(111	)(e)	(1,040)

Total other income (expense)	(997)	91	(1,803)		(2,709)

EARNINGS BEFORE INCOME TAXES	55,063	2,882	(5,174)		52,771
INCOME TAX PROVISION	19,523	925	(1,945	)(f)	18,503

NET EARNINGS	$35,540	$1,957	$(3,229)		$34,268

EARNINGS PER COMMON SHARE:
Basic	$0.85				$0.82
Diluted	$0.85				$0.82
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	41,659				41,659
Diluted	42,012	—	5		42,017

(1)	Represents audited results for year ended September 30, 2015 as reported on Form 10-K filed with the SEC on November 30, 2015.
(2)	Represents Magellan’s audited results for the twelve months ended December 31, 2015, giving effect to certain reclassifications made to conform to Meridian’s presentation.
(3)	See Note 3—Pro Forma Adjustments below.

The accompanying notes are an integral part of this pro forma combined financial statement.

MERIDIAN BIOSCIENCE, INC. AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended March 31, 2016

(in thousands, except per share data)

	Meridian Bioscience, Inc. Historical (1)	Magellan Biosciences, Inc. Reclassified Historical (2)	Pro Forma Adjustments (3)		Meridian Bioscience, Inc. Pro Forma Combined
NET REVENUES	$98,419	$7,510	$—		$105,929
COST OF SALES	33,264	3,139	—		36,403

GROSS PROFIT	65,155	4,371	—		69,526

OPERATING EXPENSES
Research and development	6,510	631	—		7,141
Selling and marketing	13,653	1,238	—		14,891
General and administrative	14,769	1,218	1,531	(b)	17,518
Acquisition-related costs	1,481	128	(1,211	)(c)	398

Total operating expenses	36,413	3,215	320		39,948

OPERATING INCOME	28,742	1,156	(320)		29,578
OTHER INCOME (EXPENSE)
Interest income	20	—	—		20
Interest expense	(43)	—	(772	)(d)	(815)
Other, net	(228)	107	(111	)(e)	(232)

Total other income (expense)	(251)	107	(883)		(1,027)

EARNINGS BEFORE INCOME TAXES	28,491	1,263	(1,203)		28,551
INCOME TAX PROVISION	10,507	405	(662	)(f)	10,250

NET EARNINGS	$17,984	$858	$(541)		$18,301

EARNINGS PER COMMON SHARE:
Basic	$0.43				$0.44
Diluted	$0.42				$0.43
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	41,984				41,984
Diluted	42,360	—	10		42,370

(1)	Represents unaudited results for the six months ended March 31, 2016 as reported on Form 10-Q filed with the SEC on May 6, 2016.
(2)	Represents Magellan’s unaudited results for the six months ended March 31, 2016, giving effect to certain reclassifications made to conform to Meridian’s presentation.
(3)	See Note 3—Pro Forma Adjustments below.

The accompanying notes are an integral part of this pro forma combined financial statement.

MERIDIAN BIOSCIENCE, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Combined Financial Statements

(in thousands)

Note 1—Basis of Presentation

The Unaudited Pro Forma Combined Statement of Operations for the year ended September 30, 2015 combines the historical year ended September 30, 2015 results for Meridian and the historical year ended December 31, 2015 results for Magellan. The Unaudited Pro Forma Combined Statement of Operations for the six months ended March 31, 2016 combines the historical results of Meridian for the six months ended March 31, 2016 and Magellan’s results for the approximate six months ended March 23, 2016. Due to the immateriality of the amounts, revenues and expenses related to Magellan for the period owned by the Company (March 24 – March 31, 2016) have been excluded from the pro forma combined financial statements.

The Unaudited Pro Forma Combined Statements of Operations do not reflect the one-time expenses that we incurred in connection with the acquisition, including fees to attorneys, accountants and other professional advisors to conduct due diligence and effect the completion of the transaction. Additionally, the Unaudited Pro Forma Combined Statements of Operations do not reflect the effects of any anticipated cost savings or operating synergies. The Unaudited Pro Forma Combined Statements of Operations do not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the date specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. Certain reclassifications have been made within the Unaudited Pro Forma Combined Statements of Operations to conform Magellan’s historical financial information to Meridian’s financial presentation.

Note 2—Acquisition of Magellan

On March 24, 2016, we acquired all of the outstanding capital stock of Magellan for $67,800, utilizing the proceeds from a new $60,000 five-year term loan and cash and equivalents on hand. An amount of the acquisition consideration totaling $2,198 remains payable to the sellers, pending the realization of tax benefits for certain net operating loss carryforwards in future tax returns. Headquartered near Boston, Massachusetts, Magellan is a leading manufacturer of FDA-cleared products for the testing of blood to diagnose lead poisoning in children and adults. Magellan is the leading provider of point-of-care lead testing systems in the United States.

The consideration to acquire Magellan is allocated to the following identifiable assets acquired and liabilities assumed:

PRELIMINARY
Fair value of assets acquired -
Cash and equivalents	$3,420
Accounts receivable	1,700
Inventories	1,400
Other current assets	330
Property, plant and equipment	2,790
Goodwill	42,730
Other intangible assets (estimated useful life):
Customer relationships (15 years)	12,630
Technology (10 years)	10,550
Non-compete agreements (2 years)	740
Trade names (approximate 5 year weighted average)	3,690

79,980
Fair value of liabilities assumed -
Accounts payable and accrued expenses	1,610
Deferred income tax liabilities	10,570

Total consideration (including $2,198 accrued to be paid)	$67,800

Note 3—Pro Forma Adjustments

(a)	Adjusts cost of sales for the roll-out of the fair value adjustments upon the sales of products that were in Magellan’s inventory on the date of acquisition and, therefore, were valued at fair value, rather than manufactured cost, in the opening balance sheet.

(b)	Adjusts general and administrative expenses for the following:

(in thousands)	Year Ended September 30, 2015	Six Months Ended March 31, 2016
Elimination of Magellan’s historical amortization expense on intangible assets	$(45)	$—
Record depreciation expense for fair value adjustment to acquired property, plant & equipment (over 7 years)	79	39
Record amortization expense for acquired definite-lived intangible assets (i)	2,984	1,492

Net pro forma adjustment	$3,018	$1,531

(i)	Amortization expense relates to the value of the following definite-lived intangible assets, reflected with the estimated useful lives over which they are recorded:

-Trade names (approximate 5 year weighted average)

-Technology (10 years)

-Customer relationships (15 years)

-Non-compete agreements (2 years)

(c)	Adjusts acquisition-related costs for the following:

(in thousands)	Year Ended September 30, 2015	Six Months Ended March 31, 2016
Elimination of Meridian acquisition-related costs (i)	$—	$(1,105)
Elimination of Magellan acquisition-related costs (i)	(54)	(128)
Record full-period stock compensation costs (ii)	253	22

Net pro forma adjustment	$199	$(1,211)

(i)	Primarily comprised of professional fees incurred to conduct due diligence and effect the completion of the transaction.

(ii)	Reflect equity-based awards made under Meridian’s “2012 Stock Incentive Plan” to Magellan employees, including employees with whom an employment agreement was executed; and to certain Meridian employees to reward them for their efforts in connection with the transaction.

(d)	Adjusts for interest expense related to the Company’s $60,000 term note.

(e)	Adjusts to remove the effect of marking to fair value the preferred warrants held by certain of Magellan’s previous shareholders, as such warrants were exercised as a result of the transaction.

(f)	For purposes of this Unaudited Pro Forma Combined Statement of Operations, an estimated combined federal and state income tax rate of approximately 38% has been used for the pro forma adjustments for the twelve months ended September 30, 2015 and the six months ended March 31, 2016. The estimated income tax rate is based on the applicable enacted statutory rates for the period. These rates are estimates and do not take into account future income tax strategies that may be applied to the combined entity.